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                                 Amendment No. 6
                                GATX Corporation
                   1995 Long Term Incentive Compensation Plan
                            (as amended and restated)

                               Dated July 27, 2001

          The GATX Corporation 1995 Long Term Incentive Compensation Plan (as amended and restated) (the "1995 Plan") is hereby further amended as follows:

     1. By adding to the end of Paragraph III.4 of the GATX Corporation 1995 Long Term Incentive Compensation Plan (the "Plan"):

     "Notwithstanding the foregoing, the Committee may grant a Non-Qualified Stock Option to a Participant not residing in the United States at the time of the grant which shall terminate later than the tenth anniversary of the Option Date if such longer term is necessary as (determined by the Committee) to obtain tax treatment of the grant substantially similar to that available to Participants residing in the United States. In such case, the actual terms of the option so granted shall be substituted for all purposes under the Plan."



     In all other respects, the terms and conditions of the 1995 Long Term Incentive Compensation Plan are hereby ratified and affirmed.


                                                         GATX Corporation

                                                         BY:
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